                                                                       Exhibit 9

[LNL Letterhead]

Writer's Direct Dial: 260/455-3917
Telefax Number: 260/455-5135

August 25, 2006

VIA EDGAR

The Lincoln National Life Insurance Company
1300 South Clinton Street
P.O. Box 1110
Fort Wayne, IN 46801

Re:   Lincoln National Variable Annuity Account H
      American Legacy Design
      (File Nos. 811-05721; 333-135219)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln National Variable Annuity Account H (the "Account"), a segregated account of The Lincoln National Life Insurance Company ("Lincoln Life"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Registration Statement on Form N-4.

Sincerely,


/s/ Mary Jo Ardington
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Mary Jo Ardington
Senior Counsel